Exhibit 99.1
RingCentral Announces Fourth Quarter 2020 Results
RingCentral Office® ARR up 39% to $1.2 billion
Subscriptions Revenue up 34%
Belmont, Calif. – February 16, 2021 – RingCentral, Inc. (NYSE:RNG), a leading provider of global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the fourth quarter ended December 31, 2020.
Fourth Quarter Financial Highlights

•Total revenue increased 32% year over year to $335 million.
•Subscriptions revenue increased 34% year over year to over $306 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 35% year over year to $1.3 billion.
•RingCentral Office® ARR increased 39% year over year to $1.2 billion.
•Mid-market and Enterprise ARR increased 49% year over year to $713 million.
•Enterprise ARR increased 55% year over year to $454 million.
•Channel ARR increased 55% year over year to $465 million.
•TCV deals over $1 million were a new record, up over 50% sequentially, including two over $10 million.
"Fourth quarter was outstanding, driven by robust growth across the business with strong contributions from the channel and our key partners led by Avaya, AT&T, and Atos," said Vlad Shmunis, RingCentral's founder, chairman and CEO. "We are also excited to add Vodafone Business as a key partner as we continue to expand our global distribution network to meet the rising worldwide demand for cloud-based communication solutions. We believe RingCentral is uniquely positioned to address business communication needs in the new work from anywhere environment with a well-differentiated Message Video Phone™ (MVP™) cloud solution. With the recent addition of our Smart Video Meetings solution, RingCentral Glip™, we can now address our customers' needs even better to communicate via any mode, on any device, anywhere as they continue on their digital transformation journey."
Financial Results for the Fourth Quarter 2020
•Revenue: Subscriptions revenue of over $306 million increased 34% year over year and accounted for 92% of total revenue. Other revenue of $28 million increased 20% year over year, reflecting higher adoption of RingCentral apps in the current work from anywhere environment. Total revenue was $335 million for the fourth quarter of 2020, up from $253 million in the fourth quarter of 2019, representing 32% growth.
•Operating Income (Loss): GAAP operating loss was ($29) million, compared to a GAAP operating loss of ($20) million in the same period last year, primarily driven by higher share-based compensation and amortization of acquisition intangibles, partially offset by lower costs for acquisition related matters. Non-GAAP operating income was $34 million, compared to a non-GAAP operating income of $24 million in the same period last year.
•Net Income (Loss) Per Share: GAAP net loss per share was ($0.02), compared to ($0.30) in the same period last year. The lower loss was primarily driven by higher mark-to-market gains associated with investments and strategic partnerships and lower costs for acquisition related matters, partially offset by higher share-based compensation, amortization of acquisition intangibles, and amortization of debt discount and issuance costs. Non-GAAP net income per diluted share was $0.29, compared to $0.22 per diluted share in the same period last year. The fourth quarters of 2020 and 2019 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the fourth quarter of 2020 was $640 million, which reflects a one-time payment related to a recent strategic partnership, as well as $69 million cash paid for partial repurchase of our 2023 convertible senior notes. This compares to $746 million at the end of the third quarter of 2020.

Financial Results for the Full Year 2020
•Revenue: Subscriptions revenue of $1.1 billion increased 33% and accounted for 92% of total revenue. Other revenue of $97 million increased 15%, reflecting higher adoption of RingCentral apps in the current work from anywhere environment. Total revenue was $1.2 billion, up from $903 million in 2019, representing 31% growth.
•Operating Income (Loss): GAAP operating loss was ($113) million, compared to a GAAP operating loss of ($46) million in 2019, primarily driven by higher share-based compensation and amortization of acquisition intangibles, partially offset by lower costs for acquisition related matters. Non-GAAP operating income was $115 million, compared to a non-GAAP operating income of $83 million in 2019.
•Net Income (Loss) Per Share: GAAP net loss per share was ($0.94), compared to ($0.64) in 2019, primarily driven by higher share-based compensation, amortization of acquisition intangibles, and amortization of debt discount and issuance costs, partially offset by higher mark-to-market gains associated with investments and strategic partnerships and lower costs for acquisition related matters. Non-GAAP net income per diluted share was $0.98, compared to $0.82 in 2019. 2020 and 2019 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
Additional Highlights
Platform
•Launched RingCentral Glip™, a free, unlimited, easy-to-use solution that offers high quality and high-availability video and audio conferencing, seamlessly integrated with team messaging, file sharing, contact, task, and calendar management - resulting in a Smart Video Meetings™ experience. It includes innovative pre-meeting, in-meeting, and post-meeting capabilities - all for free. Glip® video meetings last up to 24-hours for up to 100 people, and provide a completely integrated team collaboration capability.
•Announced acquisition of certain technology assets of DeepAffects, a leading conversational intelligence pioneer that uses artificial intelligence (AI) to analyze business conversations and extract meaningful insights. DeepAffects brings powerful AI capabilities that will enable RingCentral to deliver enhanced pre-meeting, in-meeting and post-meeting experiences for customers.
•Announced new innovations including RingCentral Embeddable™ for RingCentral Video™, enabling developers to quickly integrate video meeting capabilities such as scheduling, joining, and hosting directly from their custom enterprise workflows. Also announced a Call Supervision, Monitoring, and Streaming API, enabling developers to add real-time transcription of a call or use Natural Language Processing and Artificial Intelligence.
•RingCentral UK announced that the company has secured the United Kingdom National Cyber Security Centre's (NCSC) Cyber Essentials Plus certification. The Cyber Essentials Plus certification demonstrates robust practice across operational processes and resilient cyber defenses.
•Announced that RingCentral Office® has achieved three internationally recognized ISO certifications including ISO 27001, ISO 27017, and ISO 27018 for information security best practices. With these third-party certifications in place, RingCentral meets a stringent set of requirements around security and privacy.
Partnerships
•Announced a strategic partnership with Vodafone Business to deliver new cloud-based communications services. Together the companies will create a new co-branded, cloud-based service that will be the lead UCaaS solution for Vodafone Business, and also offer Contact Center as a Service (CCaaS) to Vodafone Business customers.
•In partnership with Avaya, announced that Avaya Cloud Office™ by RingCentral® is expanding availability to five of the largest economies in Europe - Austria, Belgium, Germany, Italy, and Spain.
•Announced that Atos SE is deploying Unify Office by RingCentral to over 30,000 workers in over 20 countries. Unify Office by RingCentral will be integrated by direct routing into Atos’ Microsoft Teams digital workplace environment providing a seamless single pane of glass for communications both internally and externally.

•In partnership with Atos SE, launched Unify Office by RingCentral in the United States, United Kingdom, and Australia.
•Announced an expansion of the partnership between RingCentral and TELUS to serve broader sizes of businesses. The two companies will work together to now enable Canadian small businesses to easily transition their legacy phone systems to the cloud via TELUS Business Connect, an all-in-one communications solution for message, video, and phone.
•Announced that Horizon Telecom, a leading carrier-neutral provider of communication and connectivity for global enterprises, will offer RingCentral Office® to large-scale multinational enterprises around the world.
•Announced a new partnership between RingCentral and Stack8. The partnership will enable Stack8 to offer RingCentral’s Unified Communications as a Service platform to their large enterprise customers around the world. Additionally, Stack8 will provide RingCentral Office® and an international cloud phone system to all customers.
People
•Announced that Mignon Clyburn has been appointed to the company’s board of directors. Clyburn served as a Commissioner of the U.S. Federal Communications Commission from 2009 to 2018, including as acting chair. Prior to her federal appointment, Clyburn served 11 years on the Public Service Commission of South Carolina and worked for nearly 15 years as publisher of the Coastal Times, a Charleston weekly newspaper focused on the African American community.
•Announced that Nat Natarajan has joined the company as its Executive Vice President of Products and Engineering. Natarajan brings more than 20 years of experience as a global operations, product, technology, and organizational leader. Natarajan joins from Ancestry where he was Chief Product Officer and Chief Technology Officer. Prior to Ancestry, Natarajan was Senior Vice President, Chief Product and Technology Officer for Intuit’s TurboTax, and also Chief Information Security and Fraud Officer.
•Announced that Jaya Kumar has joined the company as its Chief Marketing Officer (CMO). Kumar brings more than 25 years of experience with multiple Fortune 100 companies including PepsiCo and Kraft Foods/Mondelez where he held both president and CMO positions. Most recently he was Global CMO at Capital Group, the world's largest fund manager with over $2.2 trillion in assets under management.
•Announced that Matthew Bishop has been appointed as Chief Digital Officer. Bishop spent over 18 years at Microsoft, most recently as Corporate Vice President of Commercial Strategy and Operations of Microsoft’s Worldwide Commercial Business. He joined RingCentral from Core Scientific, where he served as Chief Administrative Officer after leaving Microsoft.
•Announced that Heather Hinton has joined RingCentral as the company's Chief Information Security Officer (CISO). Hinton joins RingCentral from IBM, where she spent 13 years in various leadership positions, most recently as vice president and IBM distinguished engineer, and CISO for the company’s Cloud and Cognitive Software business unit.
Recognition
•Announced that Gartner has recognized RingCentral as a Leader in the 2020 Magic Quadrant for Unified Communications as a Service, Worldwide report.* In the Magic Quadrant report, published on November 11, 2020, RingCentral was positioned furthest for completeness of vision in the Leaders quadrant. This is RingCentral’s sixth year in a row being named to the Leaders quadrant.
•Announced that RingCentral has received the highest scores in every use case among 14 total vendors in the 2020 Gartner Critical Capabilities for Unified Communications as a Service (UCaaS), Worldwide report.* In the report, Gartner evaluated UCaaS vendors across the following five identified use cases: Mobility and Remote Working, Integrated Contact Center, Midsize Enterprise, Multinational Organization, and Large Enterprise.
•Announced that RingCentral ranked first and highest for growth in the 2020 Frost RadarTM UCaaS Market Report from Frost & Sullivan for the second year in a row. RingCentral was also ranked as the number one market share leader in a separate report issued by Frost & Sullivan focused on growth opportunities in the UCaaS market.
•Announced that RingCentral's executive and investor relations leadership were named to Institutional Investor’s prestigious 2021 All-America Executive Team. For the second consecutive year, the team achieved the ‘Most Honored’ company distinction and ranked in the top three positions across all categories in the software sector of CEO, CFO, and Investor Relations.
Financial Outlook
Full Year 2021 Guidance:
•Total revenue range of $1.475 to $1.490 billion, representing annual growth of 25% to 26%.
•Subscriptions revenue range of $1.365 to $1.375 billion, representing annual growth of 26% to 27%.
•GAAP operating margin range of (21.7%) to (20.4%).
•Non-GAAP operating margin range of 10.0% to 10.1%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS range of $1.20 to $1.24 based on 94.0 to 94.5 million fully diluted shares.
•Share-based compensation range of $410 to $420 million, amortization of debt discount and issuance costs of $65 million, and amortization of acquisition intangibles range of $45 to $48 million.
First Quarter 2021 Guidance:
•Total revenue range of $337 to $340 million, representing annual growth of 26% to 27%.
•Subscriptions revenue range of $311.5 to $313.5 million, representing annual growth of 28% to 29%.
•GAAP operating margin range of (15.1%) to (13.8%).
•Non-GAAP operating margin range of 8.6% to 8.8%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS range of $0.24 to $0.25 based on 93.5 million fully diluted shares.
•Share-based compensation range of $66 to $68 million, amortization of debt discount and issuance costs of $16 million, and amortization of acquisition intangibles range of $11 to $12 million.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments and strategic partnerships, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments and strategic partnerships as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2021, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the fourth quarter of 2020 and outlook for the first quarter and full year of 2021.
•When: February 16, 2021 at 2:00PM PT (5:00PM ET).
•Dial-in: To access the call in the United States, please dial (877) 705-6003, and for international callers, dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•Webcast: http://ir.ringcentral.com/ (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on February 23, 2021, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13715059.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com/.
About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™    (MVP™) platform. More flexible and cost effective than legacy on-premise PBX and video conferencing systems that it replaces, RingCentral empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, any device, and any location. RingCentral offers three key products in its portfolio including RingCentral Office® , a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and a cloud phone system, Glip ®  the company's free video meetings solution with team messaging that enables Smart Video Meetings™, and RingCentral cloud Contact Center solutions. RingCentral’s open platform integrates with leading third party business applications and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.

© 2021 RingCentral, Inc. All rights reserved. RingCentral, Message Video Phone,   MVP, RingCentral Office, Glip, Smart Video Meetings, and the RingCentral logo are trademarks of RingCentral, Inc.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, our momentum in mid-market and enterprise, contributions from channel partners, the success of our Glip solution, the success of our strategic relationships, such as our relationships with Vodafone Business, Avaya, Atos SE, TELUS, Horizon Telecom, and Stack8, our ability to expand and deepen our global distribution network, our market opportunity, our ability to address business communication needs in the new work from anywhere environment, and the effects of the COVID-19 pandemic. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: the future effects of the COVID-19 pandemic, our ability to realize the anticipated benefits of our strategic relationships, such as our relationships with Vodafone Business, Avaya, Atos SE, TELUS, Horizon Telecom, and Stack8; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including Glip and RingCentral Video; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and non-GAAP free cash flow. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation, amortization of acquisition intangibles, and acquisition related matters including transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, as well as changes in the fair value of contingent consideration obligations. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation, intercompany remeasurement gains or losses, acquisition related matters, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, gain (loss) associated with investments and strategic partnerships, loss on early extinguishment of debt, tax benefit from release of valuation allowance, and the related income tax effect of these adjustments.
Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
Non-GAAP net cash provided by (used in) operating activities is defined as net cash provided by (used in) operating activities plus cash paid for repayments of convertible senior notes attributable to debt discount and cash paid for strategic partnerships. Non-GAAP free cash flow is defined as Non-GAAP net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions, channel partner annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® and RingCentral customer engagement solutions customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We calculate channel partner annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions generated from channel partners are included. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.
*Disclaimer
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
Gartner, Inc., “Critical Capabilities for Unified Communications as a Service, Worldwide” Christopher Trueman, Megan Fernandez, Daniel O’Connell, Rafael Benitez, Pankil Sheth, November 17, 2020.
Gartner, Inc., “Magic Quadrant for Unified Communications as a Service, Worldwide,” Rafael Benitez, Megan Fernandez, Daniel O’Connell, Christopher Trueman, Pankil Sheth, November 11, 2020.
Investor Relations Contact:
Ryan Goodman, RingCentral
(650) 918-5356
Ryan.Goodman@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
(650) 562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$639,853	$343,606
Accounts receivable, net	176,034	129,990
Deferred and prepaid sales commission costs	63,726	36,589
Prepaid expenses and other current assets	46,516	25,354
Total current assets	926,129	535,539
Property and equipment, net	142,208	89,230
Operating lease right-of-use assets	51,115	39,269
Long-term investments	213,176	132,188
Deferred and prepaid sales commission costs, non-current	667,779	462,344
Goodwill	57,313	55,278
Acquired intangibles, net	118,313	127,338
Other assets	8,564	9,561
Total assets	$2,184,597	$1,450,747
Liabilities, Temporary Equity, and Stockholders' Equity
Current liabilities
Accounts payable	$54,043	$34,612
Accrued liabilities	210,654	138,729
Current portion of convertible senior notes, net	31,148	—
Deferred revenue	142,223	107,372
Total current liabilities	438,068	280,713
Convertible senior notes, net	1,375,320	386,889
Operating lease liabilities	38,722	28,516
Other long-term liabilities	20,241	8,929
Total liabilities	1,872,351	705,047

Temporary equity	3,787	—

Stockholders' equity
Common stock	9	9
Additional paid-in capital	673,950	1,033,053
Accumulated other comprehensive income	6,806	1,948
Accumulated deficit	(372,306)	(289,310)
Total stockholders' equity	$308,459	$745,700
Total liabilities, temporary equity and stockholders' equity	$2,184,597	$1,450,747

TABLE 2
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Subscriptions	$306,495	$229,405	$1,086,276	$817,811
Other	28,041	23,460	97,381	85,047
Total revenues	334,536	252,865	1,183,657	902,858
Cost of revenues
Subscriptions	67,305	45,977	236,990	160,320
Other	23,907	20,896	86,617	70,723
Total cost of revenues	91,212	66,873	323,607	231,043
Gross profit	243,324	185,992	860,050	671,815
Operating expenses
Research and development	56,574	38,658	189,484	136,363
Sales and marketing	161,842	126,077	583,773	439,100
General and administrative	53,651	41,626	200,032	142,027
Total operating expenses	272,067	206,361	973,289	717,490
Loss from operations	(28,743)	(20,369)	(113,239)	(45,675)
Other income (expense), net
Interest expense	(16,501)	(5,232)	(49,281)	(20,512)
Other income, net	43,548	129	80,458	9,247
Other income (expense), net	27,047	(5,103)	31,177	(11,265)
Loss before income taxes	(1,696)	(25,472)	(82,062)	(56,940)
Provision for (benefit from) income taxes	131	(215)	934	(3,333)
Net loss	$(1,827)	$(25,257)	$(82,996)	$(53,607)
Net loss per common share
Basic and diluted	$(0.02)	$(0.30)	$(0.94)	$(0.64)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	89,951	85,449	88,684	83,130

TABLE 3
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(82,996)	$(53,607)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	75,612	37,870
Share-based compensation	189,600	101,354
Amortization of deferred and prepaid sales commission costs	47,207	30,134
Amortization of debt discount and issuance costs	49,031	20,337
Loss on early extinguishment of debt	13,284	—
Repayment of convertible senior notes attributable to debt discount	(35,020)	—
Reduction of operating lease right-of-use assets	15,712	13,256
Unrealized gain and other related costs on investments	(80,988)	3,369
Foreign currency remeasurement (gain) loss	(2,954)	(105)
Provision for bad debt	5,936	2,949
Deferred income taxes	(499)	(737)
Tax benefit from release of valuation allowance	—	(3,210)
Other	512	240
Changes in assets and liabilities:
Accounts receivable	(51,980)	(37,163)
Deferred and prepaid sales commission costs	(274,908)	(102,303)
Prepaid expenses and other current assets	(20,878)	(1,575)
Other assets	266	764
Accounts payable	21,916	21,753
Accrued liabilities	62,451	27,095
Deferred revenue	34,851	18,845
Operating lease liabilities	(15,362)	(13,830)
Other liabilities	14,016	(590)
Net cash (used in) provided by operating activities	(35,191)	64,846
Cash flows from investing activities
Purchases of property and equipment	(43,618)	(27,767)
Capitalized internal-use software	(38,113)	(16,526)
Cash paid for business combination, net of cash acquired	—	(27,870)
Purchases of long-term investments	—	(135,557)
Cash paid for acquisition of intangible assets	(25,955)	(89,060)
Net cash used in investing activities	(107,686)	(296,780)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	1,627,177	—
Payments for 2023 convertible senior notes partial repurchase	(1,086,268)	—
Payments for capped calls and transaction costs	(102,695)	—
Proceeds from issuance of stock in connection with stock plans	41,230	29,827
Payments for taxes related to net share settlement of equity awards	(36,717)	(14,666)
Payment for contingent consideration for business acquisition	(3,648)	(5,176)
Repayment of financing obligations	(1,489)	(943)
Net cash provided by financing activities	437,590	9,042
Effect of exchange rate changes	1,534	169
Net increase (decrease) in cash, cash equivalents, and restricted cash	296,247	(222,723)
Cash, cash equivalents, and restricted cash
Beginning of year	343,606	566,329
End of year	$639,853	$343,606

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Subscriptions	$306,495	$229,405	$1,086,276	$817,811
Other	28,041	23,460	97,381	85,047
Total revenues	334,536	252,865	1,183,657	902,858
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	67,305	45,977	236,990	160,320
Share-based compensation	(2,831)	(2,095)	(10,454)	(6,891)
Amortization of acquisition intangibles	(9,105)	(3,310)	(32,055)	(6,998)
Acquisition related matters	—	(81)	—	(145)
Non-GAAP Subscriptions cost of revenues	55,369	40,491	194,481	146,286

GAAP Other cost of revenues	23,907	20,896	86,617	70,723
Share-based compensation	(1,025)	(534)	(3,821)	(1,850)
Non-GAAP Other cost of revenues	22,882	20,362	82,796	68,873
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	81.9%	82.3%	82.1%	82.1%
Non-GAAP Other	18.4%	13.2%	15.0%	19.0%
Non-GAAP Gross profit	76.6%	75.9%	76.6%	76.2%
Operating expenses reconciliation
GAAP Research and development	56,574	38,658	189,484	136,363
Share-based compensation	(11,365)	(7,132)	(39,283)	(23,132)
Acquisition related matters	—	(341)	—	(693)
Non-GAAP Research and development	45,209	31,185	150,201	112,538
As a % of total revenues non-GAAP	13.5%	12.3%	12.7%	12.5%

GAAP Sales and marketing	161,842	126,077	583,773	439,100
Share-based compensation	(19,075)	(10,736)	(64,240)	(38,325)
Amortization of acquisition intangibles	(962)	(929)	(3,781)	(3,720)
Acquisition related matters	—	(8,374)	4	(10,483)
Non-GAAP Sales and marketing	141,805	106,038	515,756	386,572
As a % of total revenues non-GAAP	42.4%	41.9%	43.6%	42.8%

GAAP General and administrative	53,651	41,626	200,032	142,027
Share-based compensation	(17,894)	(9,167)	(71,802)	(31,156)
Acquisition related matters	(244)	(1,947)	(2,820)	(4,955)
Non-GAAP General and administrative	35,513	30,512	125,410	105,916
As a % of total revenues non-GAAP	10.6%	12.1%	10.6%	11.7%
Income (loss) from operations reconciliation
GAAP loss from operations	(28,743)	(20,369)	(113,239)	(45,675)
Share-based compensation	52,190	29,664	189,600	101,354
Amortization of acquisition intangibles	10,067	4,239	35,836	10,718
Acquisition related matters	244	10,743	2,816	16,276
Non-GAAP Income from operations	33,758	24,277	115,013	82,673
Non-GAAP Operating margin	10.1%	9.6%	9.7%	9.2%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss) income reconciliation
GAAP net loss	$(1,827)	$(25,257)	$(82,996)	$(53,607)
Share-based compensation	52,190	29,664	189,600	101,354
Amortization of acquisition intangibles	10,067	4,239	35,836	10,718
Acquisition related matters	244	21,300	2,816	26,833
Amortization of debt discount and issuance costs	16,418	5,188	49,031	20,337
Gain associated with investments and strategic partnerships	(41,683)	(8,343)	(89,488)	(8,343)
Loss on early extinguishment of debt	961	—	13,284	—
Intercompany remeasurement gain	(2,050)	(383)	(1,634)	(119)
Income tax expense effects (1)	(7,621)	(6,105)	(25,478)	(24,446)
Non-GAAP net income	$26,699	$20,303	$90,971	$72,727
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net (loss) income per common share:
Weighted average number of shares used in computing basic net (loss) income per share	89,951	85,449	88,684	83,130
Effect of dilutive securities	2,845	5,783	4,144	5,393
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	92,796	91,232	92,828	88,523

Diluted net (loss) income per share
GAAP net loss per share	$(0.02)	$(0.30)	$(0.94)	$(0.64)
Non-GAAP net income per share	$0.29	$0.22	$0.98	$0.82

(1) Income tax expense effects for the year ended December 31, 2019 include the tax benefit from release of valuation allowance.

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Year Ended December 31,
	2020	2019
Net cash (used in) provided by operating activities	$(35,191)	$64,846
Strategic partnerships	141,584	34,500
Repayment of convertible senior notes attributable to debt discount	35,020	—
Non-GAAP net cash provided by operating activities	141,413	99,346
Purchases of property and equipment	(43,618)	(27,767)
Capitalized internal-use software	(38,113)	(16,526)
Non-GAAP free cash flow	$59,682	$55,053

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q1 2021		FY 2021
	Low Range	High Range	Low Range	High Range
GAAP revenues	337.0	340.0	1,475.0	1,490.0

GAAP loss from operations	(51.0)	(47.1)	(320.5)	(304.5)
GAAP operating margin	(15.1%)	(13.8%)	(21.7%)	(20.4%)
Share-based compensation	68.0	66.0	420.0	410.0
Amortization of acquisition intangibles	12.0	11.0	48.0	45.0
Acquisition related matters	—	—	—	—
Non-GAAP income from operations	29.0	29.9	147.5	150.5
Non-GAAP operating margin	8.6%	8.8%	10.0%	10.1%